Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                       As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this (the attached) registration statement.

ARTHUR ANDERSEN LLP

               Cleveland, Ohio
               August 16, 2000